UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2005

URS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State of jurisdiction of incorporation)

1-7567 (Commission File No.)	94-1381538 (IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT.

     On January 18, 2005, URS Corporation (the “Company”) and affiliates of Blum Capital Partners, L.P. (collectively, the “Blum Affiliates”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”) pursuant to which the Blum Affiliates sold to the Underwriter 2,000,000 shares of the Company’s common stock. The Blum Affiliates have granted the Underwriter an option to purchase up to 300,000 shares of the Company’s common stock to cover over-allotments, if any. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to Exhibit 10.1 below, which is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

10.1	Underwriting Agreement, dated January 18, 2005, by and among URS Corporation, BK Capital Partners IV, L.P., Blum Strategic Partners, L.P., Stinson Capital Partners, L.P., Stinson Capital Partners II, L.P., Stinson Capital Partners (QP), L.P., Stinson Capital Fund (Cayman), Ltd. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION
Dated: January 19, 2005	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President and Corporate Controller (Principal Accounting Officer)

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EXHIBIT INDEX

Exhibit
Number	Description
10.1	Underwriting Agreement, dated January 18, 2005, by and among URS Corporation, BK Capital Partners IV, L.P., Blum Strategic Partners, L.P., Stinson Capital Partners, L.P., Stinson Capital Partners II, L.P., Stinson Capital Partners (QP), L.P., Stinson Capital Fund (Cayman), Ltd. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

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